SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:

                                November 14, 2003


                             Avatech Solutions, Inc.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                          -----------------------------
                 (State or Other Jurisdiction of Incorporation)


                 001-31265                        84-1035353
          ------------------------------------------------------------
          (Commission File Number)      IRS Employer Identification No.

          11400 Cronridge Drive, Suite A, Owings Mills, Maryland  21117
          -------------------------------------------------------------
                   Address of Principal Executive Offices       (Zip Code)


                                 (410) 581-8080
                                ----------------
                         (Registrant's telephone number)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------

(c)      Exhibits: The following exhibits are filed as part of this Current
         Report:

         99.1     Press Release dated November 14, 2003.

Item 12. Results of Operations and Financial Conditions.
         ------------------------------

     Registrant issued a press release reporting its revenues and loss from operations for the quarter ended September 30, 2003. Reference is made to the press release issued by the Registrant on November 14, 2003, the text of which is attached hereto as Exhibit 99.1.


                                   SIGNATURES
                           -------------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 17, 2003                    Avatech Solutions, Inc.


                                            By: /s/ Beth O. MacLaughlin
                                               ---------------------------------
                                               Beth O. MacLaughlin
                                               Chief Financial Officer and
                                               Principal Accounting Officer

                                                                    Exhibit 99.1

                                Avatech Solutions, Inc. - Corporate Headquarters
                                                         11400-A Cronridge Drive
                                                          Owings Mills, MD 21117
                                                             phone: 410-902-6900
                                                               fax: 410-902-8324
                                                        www.avatechsolutions.com

FOR IMMEDIATE RELEASE

Avatech Solutions reports results for first fiscal quarter ended September 30, 2003

November  14,  2003 -- OWINGS  MILLS,  MD --  Avatech  Solutions,  Inc.  (OTCBB:
AVSO.OB) today reported total revenue of $5.87 million for the first quarter ended September 30, 2003, resulting in an operating income loss of $(244,861) versus a loss of $(565,892) for the same period of last year. Avatech's net income loss was $(503,476) versus a loss of $(988,570) for the same period last year after excluding a one-time gain on the extinguishment of debt of $1,960,646 during the prior period. At quarter-end, total assets were $4.4 million.

"As previously announced, we have successfully sold assets acquired via the PlanetCAD merger that we have determined were not a strategic fit, thereby improving our balance sheet. We are intensely focused on the core business, a market segment we dominate throughout North America. This is a niche in which we deliver CAD products and PLM services to thousands of small and medium-sized businesses via our unparalleled distribution and support infrastructure," said Donald R. "Scotty" Walsh, CEO of Avatech. "We have built very powerful strategic relationships with worldwide leaders in this industry sector and our distribution network is the best in the U.S."

"There are early signs that the national economy appears to be turning the corner, and we believe we have repositioned our company effectively over the past several months to benefit from an improved business climate. During the economic downturn over the past 24 months, we have been busy taking steps that will enable us to ramp up our returns to shareholders. Now, as the economy turns, Avatech expects to elevate its leading stature in the design automation and PLM marketplace," said Walsh. "Our financial stability and revenue prospects are quite positive as we enter the expected economic upturn over the coming quarters. Our new management team has a proven track record doing this in other companies and we intend to accomplish this goal with Avatech. Our first quarter results indicate that we are on plan to achieve our objectives for this year, which include near term profitability."

About Avatech Solutions
Avatech Solutions, Inc. (OTCBB: AVSO.OB) is a leading provider of design automation and PLM solutions for the manufacturing, building design, and engineering markets. Headquartered in Owings Mills, Maryland, the company specializes in software development, technical support, training and consulting aimed at improving design and documentation efficiencies and the seamless integration of workflow processes. Avatech is one the largest integrators of Autodesk software worldwide and a leading provider of engineering document management solutions. The company serves 18,000 clients worldwide including the industry leaders from Fortune 500 and Engineering News Record's Top 100 companies. Visit http://www.avatechsolutions.com for more information.

All brand names, product names, or trademarks belong to their respective holders.

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Avatech and its industry, and other factors that could affect Avatech's financial results, are included in Avatech's Securities and Exchange Commission filings, including, but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2001 of PlanetCAD,

Inc. (now Avatech Solutions, Inc.), quarterly reports on Form 10-QSB for the quarters ended March 31 and September 30, 2002, the Proxy Statement/Prospectus included in PlanetCAD's registration statement on Form S-4 relating to the PlanetCAD-Avatech merger, the current report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2003 and the quarterly report on Form 10-QSB for the quarter ended March 31, 2003. Investors and shareholders may obtain a free copy of the documents filed by Avatech Solutions, Inc. with the Commission at the Commission's web site at www.sec.gov. The documents also may be obtained for free by directing a request to Melody Craigmyle, Director of
Corporate        Communications       at       410-581-8080       or       email
MCraigmyle@avatechsolutions.com.

###

Media Contact:
Melody Craigmyle
Avatech Solutions, Inc.
Phone +1 (410) 581 8080
Fax +1 (410) 581 8088
mcraigmyle@avatechsolutions.com
-------------------------------